SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 1, 2007, Cytyc Corporation (“Cytyc”) issued a press release announcing that, as a result of its pending merger with Hologic, Inc. (“Hologic”) and in anticipation of a special meeting of stockholders relating to the merger, the 2007 annual meeting of stockholders previously scheduled for July 24, 2007, has been postponed indefinitely. The date of the special meeting of stockholders relating to the merger has not yet been set. Cytyc will announce the date, time, and place of the special meeting once a final determination has been made. Cytyc’s 2007 annual meeting of stockholders will only be held in the event the merger is not approved or otherwise does not occur, in which case a new date for the annual meeting will be announced.

The text of the press release is being filed hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Important Information for Investors and Stockholders

Hologic and Cytyc will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger. Hologic and Cytyc urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed by either party with the SEC because they will contain important information.

Investors and stockholders will be able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Hologic will be available free of charge on the investor relations portion of the Hologic website at www.hologic.com. Documents filed with the SEC by Cytyc will be available free of charge on the investor relations portion of the Cytyc website at www.cytyc.com.

Participants in the Solicitation

Hologic, and certain of its directors and executive officers, may be deemed participants in the solicitation of proxies from the stockholders of Hologic in connection with the merger. The names of Hologic’s directors and executive officers and a description of their interests in Hologic are set forth in the proxy statement for Hologic’s 2006 annual meeting of stockholders, which was filed with the SEC on January 25, 2007. Cytyc, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger. The names of Cytyc’s directors and executive officers and a description of their interests in Cytyc is set forth in Cytyc’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, which was filed with the SEC on April 30, 2007. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Hologic’s and Cytyc’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed pursuant to Item 8.01:

Exhibit No.	Description
99.1	Press Release, dated June 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ A. Suzanne Meszner-Eltrich
A. Suzanne Meszner-Eltrich
Senior Vice President, General Counsel and Secretary

Date: June 4, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 1, 2007